UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2017

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2017 (the “Effective Date”), Kal Malik will depart as Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of Francesca’s Holdings Corporation (the “Company”) and from all other positions he holds with the Company and each of its subsidiaries.  Management of the Company has expressed their gratitude to Mr. Malik for his years of service to the Company.

Pursuant to the terms of the second amended and restated employment letter agreement, dated January 1, 2016, between Mr. Malik and the Company and its subsidiaries, Francesca’s Collections, Inc. and Francesca’s Services Corporation (the “Employment Letter”), subject to Mr. Malik’s execution of a release of claims in favor of the Company, as well as his compliance with certain protective covenants in the Employment Letter, including confidentiality, non-solicitation and non-compete covenants, Mr. Malik will be entitled to an aggregate payment (subject to applicable tax withholdings) equal to one times his annual base salary in effect at the Effective Date, with such amount to become payable in substantially equal monthly installments over the 12-month period following the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: December 15, 2017	By:	/s/ Kelly M. Dilts
Kelly M. Dilts
Chief Financial Officer